EXHIBIT 10.4

REITPLUS, INC.
2007 INDEPENDENT DIRECTORS STOCK INCENTIVE PLAN

REITPLUS, INC.
2007 INDEPENDENT DIRECTORS STOCK INCENTIVE PLAN

ARTICLE 1 PURPOSE	1

1.1 General	1

1.2 Eligibility	1

ARTICLE 2 DEFINITIONS	1

2.1 Definitions	1

ARTICLE 3 EFFECTIVE TERM OF PLAN	5

3.1 Effective Date	5

3.2 Term of Plan	5

ARTICLE 4 ADMINISTRATION	6

4.1 Administration	6

4.2 Reliance	6

4.3 Indemnification	6

4.4 Award Certificates	7

ARTICLE 5 SHARES SUBJECT TO THE PLAN	7

5.1 Number of Shares	7

5.2 Share Counting	7

5.3 Stock Distributed	8

ARTICLE 7 STOCK OPTIONS	8

6.1 General	8

ARTICLE 7 STOCK APPRECIATION RIGHTS	8

7.1 Grant of Stock Appreciation Rights	8

ARTICLE 8 RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS	9

8.1 Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units	9

8.2 Issuance and Restrictions	9

8.3 Forfeiture	9

8.4 Delivery of Restricted Stock	10

ARTICLE 9 PERFORMANCE AWARDS	10

9.1 Grant of Performance Awards	10

9.2 Performance Goals	10

ARTICLE 10 DIVIDEND EQUIVALENTS	10

10.1 Grant of Dividend Equivalents	10

ARTICLE 11 STOCK OR OTHER STOCK-BASED AWARDS	11

11.1 Grant of Stock or Other Stock-Based Awards	11

ARTICLE 12 PROVISIONS APPLICABLE TO AWARDS	11

12.1 Term of Awards	11

12.2 Form of Payment of Awards	11

12.3 Limits on Transfer	11

12.4 Beneficiaries	11

12.5 Stock Trading Restrictions	12

12.6 Acceleration upon Death or Disability	12

12.7 Acceleration upon a Change in Control	12

12.8 Acceleration for Any Other Reason	12

12.9 Effect of Acceleration	13

12.10 Forfeiture Events	13

ARTICLE 13 CHANGES IN CAPITAL STRUCTURE	13

13.1 Mandatory Adjustments	13

13.2 Discretionary Adjustments	14

13.3 General	14

ARTICLE 14 AMENDMENT, MODIFICATION AND TERMINATION	14

14.1 Amendment, Modification and Termination	14

14.2 Awards Previously Granted	14

14.3 Compliance Amendments	15

ARTICLE 15 GENERAL PROVISIONS	15

15.1 Rights of Participants	15

15.2 Special Provisions Related to Section 409A of the Code	15

15.3 Unfunded Status of Awards	16

15.4 Relationship to Other Benefits	16

15.5 Expenses	16

15.6 Titles and Headings	16

ii

15.7 Gender and Number	16

15.8 Fractional Shares	16

15.9 Government and Other Regulations	16

15.10 Governing Law	17

15.11 Additional Provisions	17

15.12 No Limitations on Rights of Company	17

iii

REITPLUS, INC.
2007 INDEPENDENT DIRECTORS STOCK INCENTIVE PLAN
ARTICLE 1
PURPOSE
     1.1. GENERAL. The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of the Company for service as Independent Directors of the Board by providing them with an equity interest in the Common Stock of the Company. The Company intends that the Plan will benefit the Company and its shareholders by allowing Independent Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Independent Directors with that of the Company’s shareholders.
     1.2. ELIGIBILITY. Independent Directors of the Company shall automatically be participants in the Plan.
ARTICLE 2
DEFINITIONS
     2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:
     (a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.
     (b) “Award Certificate” means a written document, in such form as the Board prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan. The Board may provide for the use of electronic or other non-paper Award Certificates, and the use of electronic or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
     (c) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cause,” with respect to a Participant’s termination of directorship, means an act or failure to act that constitutes cause for removal of a director under applicable Maryland law. The determination of the Board as to the existence of “Cause” shall be conclusive on the Participant and the Company.
     (f) “Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Public Offering:
     (i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or
     (ii) any person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or
     (iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
     (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     (g) “Charter” means the articles of incorporation of the Company, as such articles of incorporation may be amended from time to time.
     (h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
     (i) “Company” means REITPlus, Inc., a Maryland corporation, or any successor corporation.
     (j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an Independent Director. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Board at its discretion, and any determination by the Board shall be final and conclusive.
     (k) “Deferred Stock Unit” means a right granted to a Participant under Article 8 to receive Shares of Stock (or the equivalent value in cash or other property if the Board so provides) at a future time as determined by the Board, or as determined by the Participant within guidelines established by the Board in the case of voluntary deferral elections.
     (l) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Board and may be supported by the advice of a physician competent in the area to which such Disability relates.
     (m) “Dividend Equivalent” means a right granted to a Participant under Article 10.
     (n) “Effective Date” has the meaning assigned such term in Section 3.1.

     (o) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by NASDAQ for such date, provided that if it is determined that the fair market value is not properly reflected by such NASDAQ quotations, Fair Market Value will be determined by such other method as the Board determines in good faith to be reasonable and in compliance with Code Section 409A.
     (p) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Board, settled in cash valued by reference to Stock value).
     (q) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.
     (r) “Independent Director” means a director of the Company who is not a common law employee of the Company and who meets the additional requirements set forth for an “independent director” in the Charter.
     (s) “Nonstatutory Stock Option” means a right granted to a Participant under Article 6 of the Plan to purchase Stock at a specified price during specified time periods.
     (t) “Other Stock-Based Award” means a right, granted to a Participant under Article 11, that relates to or is valued by reference to Stock or other Awards relating to Stock.
     (u) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.
     (v) “Participant” means a person who, as an Independent Director of the Company, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 12.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
     (w) “Performance Award” means any award granted under the Plan pursuant to Article 9.
     (x) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.
     (y) “Plan” means the REITPlus, Inc. 2007 Independent Directors Stock

Incentive Plan, as amended from time to time.
     (z) “Public Offering” shall occur on closing date of a public offering of any class or series of the Company’s equity securities pursuant to a registration statement filed by the Company under the 1933 Act.
     (aa) “Restricted Stock Award” means Stock granted to a Participant under Article 8 that is subject to certain restrictions and to risk of forfeiture.
     (bb) “Restricted Stock Unit Award” means the right granted to a Participant under Article 8 to receive shares of Stock (or the equivalent value in cash or other property if the Board so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.
     (cc) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Sections 12.9, 13.1 or 13.2, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 13.1.
     (dd) “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Sections 12.9, 13.1 or 13.2.
     (ee) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 7 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 7.
     (ff) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
     (gg) “1933 Act” means the Securities Act of 1933, as amended from time to time.
     (hh) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
ARTICLE 3
EFFECTIVE TERM OF PLAN
     3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by both the Board and the shareholders of the Company (the “Effective Date”).
     3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan.

ARTICLE 4
ADMINISTRATION
     4.1. ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to:
     (a) Grant Awards;
     (b) Determine the type or types of Awards to be granted to each Participant;
     (c) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;
     (d) Determine the terms and conditions of any Award granted under the Plan;
     (e) Prescribe the form of each Award Certificate, which need not be identical for each Participant;
     (f) Decide all other matters that must be determined in connection with an Award;
     (g) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;
     (h) Make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan;
     (i) Amend the Plan or any Award Certificate as provided herein; and
     (j) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.
     4.2. RELIANCE. In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.
     4.3. INDEMNIFICATION. Each person who is or has been a member of the Board or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company’s own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Company’s certificate of incorporation, bylaws, contract or Maryland law.
     4.4. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Board.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
     5.1. NUMBER OF SHARES. Subject to Sections 5.2 and Section 13.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 2,000,000.
     5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve if required by this Section 5.2.
     (a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.
     (b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.
     (c) Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.
     (d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued to the Participant in excess of the Shares tendered (by delivery or attestation) shall be considered to be issued for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan and the remainder will again be available for issuance pursuant to Awards granted under the Plan.
     (e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan and the remainder will again be available for issuance pursuant to Awards granted under the Plan.
     (f) To the extent that the full number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan and the remainder will again be available for issuance pursuant to Awards granted under the Plan.

     5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
ARTICLE 6
STOCK OPTIONS
     6.1. GENERAL. The Board is authorized to grant Options to Participants on the following terms and conditions:
     (a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Board, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.
     (b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 13.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.
     (c) TIME AND CONDITIONS OF EXERCISE. The Board shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Board shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.
     (d) PAYMENT. The Board shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.
     (e) EXERCISE TERM. No Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.
     (f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.
ARTICLE 7
STOCK APPRECIATION RIGHTS
     7.1. GRANT OF STOCK APPRECIATION RIGHTS. The Board is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
     (a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:
     (1) The Fair Market Value of one Share on the date of exercise; over
     (2) The base price of the SAR as determined by the Board, which shall not be less than the Fair Market Value of one Share on the Grant Date.
     (b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 13.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.
     (c) EXERCISE TERM. No SAR shall be exercisable for more than ten years from the Grant Date.
     (d) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.
     (e) OTHER TERMS. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 7, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Board at the time of the grant of the Award and shall be reflected in the Award Certificate.
ARTICLE 8
RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND DEFERRED STOCK UNITS
     8.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Board is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Board. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.
     8.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Board may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Board determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.
     8.3. FORFEITURE. Except as otherwise determined by the Board at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
     8.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Board, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
ARTICLE 9
PERFORMANCE AWARDS
     9.1. GRANT OF PERFORMANCE AWARDS. The Board is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Board. The Board shall have the complete discretion to determine the number of Performance Awards granted to each Participant, and to designate the provisions of such Performance Awards as provided in Section 4.1. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Board, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.
     9.2. PERFORMANCE GOALS. The Board may establish performance goals for Performance Awards which may be based on any criteria selected by the Board. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant or a division, region, department or function within the Company. If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company conducts its business, or other events or circumstances render performance goals to be unsuitable, the Board may modify such performance goals in whole or in part, as the Board deems appropriate.
ARTICLE 10
DIVIDEND EQUIVALENTS
     10.1. GRANT OF DIVIDEND EQUIVALENTS. The Board is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Board. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Board. The Board may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 11
STOCK OR OTHER STOCK-BASED AWARDS
     11.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Board is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Board to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Board shall determine the terms and conditions of such Awards.
ARTICLE 12
PROVISIONS APPLICABLE TO AWARDS
     12.1. TERM OF AWARD. The term of each Award shall be for the period as determined by the Board, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date.
     12.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Board, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Board shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Board deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Board.
     12.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Board may (but need not) permit other transfers (other than transfers for value) where the Board concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.
     12.4. BENEFICIARIES. Notwithstanding Section 12.3, a Participant may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Board.

     12.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Board may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
     12.6. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability:
     (i) all of that Participant’s outstanding Options and SARs shall become fully vested and exercisable;
     (ii) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and
     (iii) the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:
     (A) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and
     (B) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and
     (C) in either such case, there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 15.3 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination.
     12.7. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, (i) all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and (ii) all time-based vesting restrictions on outstanding Awards shall lapse. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be prorata payout to Participants within thirty (30) days following the effective date of the Change in Control based upon the length of time within the performance period that has elapsed prior to the Change in Control.
     12.8. ACCELERATION FOR ANY REASON. Regardless of whether an event has occurred as described in Section 12.6 or 12.7 above, the Board may in its sole discretion at any time determine that all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Board may, in its sole discretion, declare. The Board may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 12.8. Notwithstanding anything in the Plan, including this Section 12.8, the Board may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.
     12.9. EFFECT OF ACCELERATION. If an Award is accelerated under Section 12.6, 12.7 or 12.8, the Board may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Board’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
     12.10. FORFEITURE EVENTS. The Board may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.
ARTICLE 13
CHANGES IN CAPITAL STRUCTURE
     13.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Board shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Board may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Board determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Board, be adjusted proportionately without any change in the aggregate purchase price therefor.

     13.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 13.1), the Board may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Board’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
     13.3 GENERAL. Any discretionary adjustments made pursuant to this Article 13 shall be subject to the provisions of Section 14.2.
ARTICLE 14
AMENDMENT, MODIFICATION AND TERMINATION
     14.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of a securities exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.
     14.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Board may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:
     (a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);
     (b) The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;
     (c) Except as otherwise provided in Section 13.1, the exercise price of an

Option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and
     (d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).
     14.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 14.3 to any Award granted under the Plan without further consideration or action.
ARTICLE 15
GENERAL PROVISIONS
     15.1. RIGHTS OF PARTICIPANTS.
     (a) No Participant shall have any claim to be granted any Award under the Plan. Neither the Company, nor the Board is obligated to treat Participants uniformly, and determinations made under the Plan may be made by the Board selectively among who receive, or are eligible to receive, Awards.
     (b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company to terminate any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an Independent Director of the Company , whether for the duration of a Participant’s Award or otherwise.
     (c) No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.
     15.2. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.
     15.3. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company. This Plan is not intended to be subject to ERISA.
     15.4. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company unless provided otherwise in such other plan.
     15.5. EXPENSES. The expenses of administering the Plan shall be borne by the Company.
     15.6. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
     15.7. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
     15.8. FRACTIONAL SHARES. No fractional Shares shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
     15.9. GOVERNMENT AND OTHER REGULATIONS.
     (a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.
     (b) Notwithstanding any other provision of the Plan, if at any time the Board shall determine that the registration, listing or qualification of the Shares covered by an Award upon any securities exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Board may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Board’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.
     15.10. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Maryland.
     15.11. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Board may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.
     15.12. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person.
***********

     The foregoing is hereby acknowledged as being the REITPlus, Inc. 2007 Independent Directors Stock Incentive Plan as adopted by the Board on October 18, 2007 and by the shareholder on October 31, 2007.

REITPLUS, INC.

By:	/s/ Chad C. Braun

Its:	Executive Vice President